Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-82686, 333-125974 and 333-143229 on Form S-8 of our report dated August 27, 2014, relating to the financial statements and financial statement schedule of Concurrent Computer Corporation, appearing in this Annual Report on Form 10-K of Concurrent Computer Corporation for the year ended June 30, 2014.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
August 27, 2014